Exhibit 10.1
FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
     THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of May 3, 2006, is among SESI, L.L.C., as Borrower, SUPERIOR ENERGY SERVICES, INC., as Parent, JPMORGAN CHASE BANK, N.A., as Agent (the “Agent”), WELLS FARGO BANK, N.A., as Syndication Agent, WHITNEY NATIONAL BANK, as Documentation Agent, and the other Lenders party hereto, who agree as follows:
RECITALS
     A. The Borrower, Agent and Lenders have heretofore executed an Amended and Restated Credit Agreement dated as of October 31, 2005 (as amended, the “Credit Agreement”).
     B. The Borrower has requested that the Lenders permit the Borrower to refinance certain existing senior unsecured Funded Indebtedness and to incur additional senior unsecured Funded Indebtedness of up to an aggregate principal amount of $300,000,000.
     C. The Agent and Lenders are willing to accept the Borrower’s request on the terms and conditions set forth below.
     D. Capitalized terms used herein, and not otherwise defined herein, shall have the meanings defined in the Credit Agreement.
     NOW, THEREFORE, in consideration of the mutual covenants and undertakings, the parties hereby agree as follows:
ARTICLE 1
AMENDMENTS TO THE CREDIT AGREEMENT
     1.1 Sections 6.11 (Indebtedness) of the Credit Agreement is hereby amended to substitute the following Clause (vi) for the existing Clause (vi), to read as follows:
(vi)	Obligations represented by the Borrower’s senior notes due not sooner than December 31, 2013, with an interest rate not to exceed 9% per annum, up to the aggregate principal amount of $300,000,000.
     1.2 Except as specifically amended hereby, all of the remaining terms and conditions of the Credit Agreement remain in full force and effect.
     1.3 This Amendment shall become effective upon the Borrower’s refinancing of the Funded Indebtedness described in existing Section 6.11 (vi) of the Credit Agreement, provided such refinancing occurs not later than August 31, 2006. If such refinancing does not occur by August 31, 2006 (unless extended by the Lenders in writing), this Amendment shall become null and void.

ARTICLE 2
ACKNOWLEDGMENT OF COLLATERAL
     2.1 Borrower hereby specifically reaffirms all of the Collateral Documents.
ARTICLE 3
MISCELLANEOUS
     3.1 This Amendment may be executed in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one in the same instrument. This Amendment shall be effective as of the date first written above upon execution by the Borrower, Parent and the Required Lenders.
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     IN WITNESS WHEREOF, the Borrower, the Agent and the Lenders have executed this Agreement as of the date first above written.

BORROWER:	SESI, L.L.C.

	By:	Superior Energy Services, Inc.
Member Manager

		By:	/s/ Robert S. Taylor
		Name:	Robert S. Taylor
		Title:	Chief Financial Officer

PARENT:	SUPERIOR ENERGY SERVICES, INC.

	By:	/s/ Robert S. Taylor Name: Robert S. Taylor
Title: Chief Financial Officer

AGENT AND LENDER:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ Steven D. Nance Name: Steven D. Nance
Title: Senior Vice President

SYNDICATION AGENT AND LENDER:	WELLS FARGO BANK, N.A.

By:
Name:
Title:

DOCUMENTATION AGENT AND LENDER:	WHITNEY NATIONAL BANK

	By:	/s/ Hollie L. Ericksen Name: Hollie L. Ericksen
Title: Vice President

LENDERS:	PNC BANK, NATIONAL ASSOCIATION

	By:	/s/ Kay Snyder Name: Kay Snyder
Title: Relationship Manager

BANK OF SCOTLAND

	By:	/s/ Karen Weich Name: Karen Weich
Title: Assistant Vice President

NATEXIS BANQUES POPULAIRES

	By:	/s/ Louis P. Laville, III Name: Louis P. Laville, III
Title: Vice President and Group Manager

	By:	/s/ Donovan C. Broussard Name: Donovan C. Broussard
Title: Vice President and Group Manager

CAPITAL ONE, NATIONAL ASSOCIATION
(formerly known as Hibernia National Bank)

	By:	/s/ John Castellano Name: S. John Castellano
Title: Senior Vice President